Schedule 14C
                  Information Required in Information Statement

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                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement.

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)).

[X]  Definitive Information Statement.

                               Atlas Minerals Inc.
                             -----------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:

     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     (4)  Proposed maximum aggregate value of transaction:


     (5)  Total fee paid:


[ ]  Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:
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                                  Schedule 14C

[GRAPHIC OMITTED]                                                    DRAFT
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ATLAS MINERALS INC.







                                                      August 16, 2001



Dear Shareholder:

We cordially invite you to attend Atlas Minerals Inc.'s Annual Meeting of Shareholders at 10:00 A.M. on September 7, 2001, at the offices of Jones & Keller, P.C., 1625 Broadway, Suite 1600, Denver, Colorado 80202. The Secretary's Notice of Meeting and the accompanying Information Statement describe the business of the Annual Meeting of Shareholders. The Annual Report of the Company is being mailed to you herewith.

Sincerely,




James R. Jensen
Corporate Secretary

                               ATLAS MINERALS INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


The annual meeting of Shareholders of Atlas Minerals Inc. will be held at the offices of Jones & Keller, P.C., 1625 Broadway, Suite 1600, Denver, Colorado 80202 on September 7, 2001, at 10:00 A.M., for the following purpose:

     1. To elect five directors to hold office until the 2002 Annual Meeting of Shareholders and until their successors shall be elected and shall qualify.

     2. To transact any other business that may properly come before the meeting or any adjournments thereof.

Only Shareholders of record at the close of business on August 10, 2001 are entitled to notice of and to vote at the meeting.




                                               James R. Jensen
                                               Corporate Secretary
August 16, 2001

                               ATLAS MINERALS INC.

                              INFORMATION STATEMENT

                                  INTRODUCTION

This Information Statement is being furnished by Atlas Minerals Inc. ("Atlas") to its Shareholders in connection with the Annual Meeting of Shareholders (the "Meeting") to be held on September 7, 2001 and at any adjournments thereof (the "Meeting"). The Meeting will be held at the offices of Jones & Keller, P.C., 1625 Broadway, Suite 1600, Denver, Colorado 80202 on September 7, 2001, at 10:00 A.M.

The purpose of the Meeting is (1) to consider and vote upon the election of five directors to hold office until the 2002 Annual Meeting of Shareholders and until their successors shall be elected and shall qualify and (2) to transact such other business as may properly come before the Meeting or any adjournments thereof.

This Information Statement was first mailed or given to Shareholders on or about August 17, 2001.

The principal executive offices of Atlas are located at 2323 South Troy Street, Suite 5-210, Aurora, Colorado 80014 (telephone: 303-306-0823).

                                     VOTING

Record, Date and Outstanding Shares

The only class of voting securities of Atlas is its Common Stock. On August 10, 2001, the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting, 6,061,229 shares of Common Stock were outstanding. Only Shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. The management of Atlas is not soliciting proxies because a group of dissident shareholders (the "Dissident Group") holding approximately 43.0% of the outstanding shares of Common Stock has advised Atlas that such holders, acting together, intend to nominate their own slate of persons for election as the Board of Atlas and to vote for such nominees. In light of the size of the Dissident Group's holdings, the current Board and management of Atlas realize the likelihood of winning the election, even if proxies were solicited, is sufficiently remote that management is not soliciting proxies.

Quorum and Voting

Shareholders have one vote for each share of Atlas Common Stock registered in their names. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Atlas Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business. In the election of directors cumulative voting is not permitted and the five candidates receiving the highest number of votes cast at the Meeting will be elected. Accordingly abstentions or broker non-votes will have no impact on the election. In all other matters, action is approved if the votes cast in favor exceed the votes cast in opposition, and therefore abstentions and broker non-votes will not be the equivalent of negative votes.

Neither Atlas nor its Board of Directors intends to bring before the Meeting any matter other than the election of Directors.

                              ELECTION OF DIRECTORS

Five Directors are to be elected to hold office until the upcoming Annual Meeting of Shareholders and until the directors' successors are elected and qualified. Listed below are the six current directors, five of whom have been selected by the Board of Directors for nomination for re-election. The Board of Directors has determined to reduce the number of directors to five effective with the election of directors at the Meeting.


                     Information Concerning Current Directors and Board Approved Nominees

                                                 Principal Occupation, Past Five Year's Business
                            Director                                Experience
          Name               Since                         and Other Directorships Held                       Age
-------------------------- ----------- --------------------------------------------------------------------- -----
Guillermo A. Blacker          2000     Consultant  to industry  worldwide.  Previously  Director,  Business    54
                                       Development  for Jacobs  Engineering  Group Inc.  and  prior to 1997 was founding  Director and Executive  Vice President of MinCorp Ltd.
                                       And Chief Executive of MinCorp Engineers and Constructors.

Richard E. Blubaugh           1998     Currently an environmental  consultant.  Executive Vice President of    54
                                       the  Corporation  from 1998 to August  2000 and prior to that served as Vice President of Environmental and Governmental Affairs.

David J. Carroll              2000     Stockbroker  and  registered  principal  with  Mericka & Co., a NASD    58
                                       member firm.  Also owner and operator of Carroll  Resources,  an oil and gas producer.

C. Thomas Ogryzlo             1993     President  and CEO of  Canatec  Development  Corporation,  a  mining    62
                                       concern.  Prior to 2000,  President  and CEO of  Black  Hawk  Mining
                                       Inc., and its  wholly owned  subsidiary  Triton  Mining Corporation, both gold mining companies. Prior to August 1997 Chairman of Kilborn
                                       SNC-Lavalin  Mining, an engineering firm.  Director of Franco Nevada
                                       Gold Corporation, Tiomin Resources and Vista Gold Corp.

Dr. Henry J. Sandri           2000     Manager of  Consulting  Services  with K&M  Engineering & Consulting    49
                                       Corporation.  Previously  Dr.  Sandri  was a  Senior  Associate  and
                                       Principal  with Behre  Dolbear & Company,  Inc.,  a mining  industry consulting  firm and prior to that, Dr. Sandri held the positions of
                                       Assistant  Vice  President - Planning and Business  Development  for
                                       Inco Ltd.,  and Senior  Corporate  Planner for  Burlington  Northern
                                       Inc.  Director of Bravo Resource Partners Inc.

Douglas R. Cook (1)           1988     President  of Cook  Ventures,  Inc., a  geological  consulting firm.    75
                                       Chairman of the Board of  Atlas form  November 1, 1996 to  September
                                       18, 1998. Director, Parker Mining Company, primarily gold and cobolt exploration, since March 2001. Director, Pegasus Mining Corporation, a  gold  mining  concern,  April  1991 to  January  1999.  Director,
                                       Archangel Diamond Corporation, December 1996 to July 1998.
-----------

(1) This Director was not selected by the Board of Directors for nomination for re-election, although he has been selected by the Dissident Group as one of its nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE FIRST
FIVE ABOVE LISTED NOMINEES FOR ELECTION AS DIRECTORS.

The Dissident Group, composed of Lindner Asset Management Inc., Pacholder
Associates, Inc., H.R. Shipes and Gerald E. Davis, has advised management of
Atlas that it intends to place the names of the following five persons in nomination for the five positions on the Board to be filled by the shareholders at the Meeting. The information about these persons has been supplied by the Dissident Group.

                                       2

                          Information Concerning Dissident Group's Nominees

                                     Principal Occupation, Past Five Year's Business
                                                        Experience
          Name                                 and Other Directorships Held                       Age
-------------------------- --------------------------------------------------------------------- -------
Douglas R. Cook            President of Cook Ventures, Inc., a geological consulting firm. (See    75
                           immediately preceeding table for additional information.)

Gerald E. Davis            Chief financial  officer and previously other  management  positions    52
                           with Archangel Diamond Corporation,  Denver, Colorado; consultant to mining  industry,  January-July  1997;  President  and a director of
                           Atlas,  August 1995 through December 1996,  chief executive  officer of its subsidiary  Cornerstone  Industrial  Minerals  Company,  June
                           1995 through December 1996.

David A. Groshoff          Senior Vice President and Assistant  General  Counsel and previously    29
                           other  positions with  Pacholder   Associates, Inc.  since September
                           1997; and May 1995 through August 1997 employed by  Katz  Management
                           Group, a  professional  athlete  representation  firm.  Mr. Groshoff has been a director of Allis Chalmers since October 1999.

Robert Miller              Vice  President  - chief  financial  officer  since  April  2001 and    44
                           director,  Lindner Asset  Management,  Inc.,  investment  advisor to
                           Lindner Funds; Vice President,  Franklin Enterprises,  Inc., private investment management, since 1987.

H.R. Shipes                President  of  Mining  and  Construction  Suppliers,   Inc.  Tucson,    58
                           Arizona,  since March 2000; President of Western States Engineering,
                           Tucson,   Arizona,   since  January  1996;   President  of  Ameritco
                           International,  a  Canadian  mining  company,  1990  to  present,  a wholly-owned  subsidiary  of which filed a Chapter 11  Bankruptcy in
                           January 1997.


                                BOARD COMMITTEES

Atlas has an Audit Committee and a Compensation Committee, of which the Board of Directors appoints all members. The Compensation Committee consists of Messrs. Ogryzlo, Blubaugh and Blacker. The Audit Committee consists of Messrs. Carroll and Sandri. The principal functions of the Audit Committee are to recommend the selection of Atlas' auditors, review with the auditors the scope and anticipated cost of their audit and receive and consider a report from the auditors concerning their conduct of the audit. The principal functions of the Compensation Committee are to recommend changes in compensation plans and the adoption of new compensation plans and to recommend compensation for senior officers of Atlas. During the year ended December 31, 2000, the Audit Committee held one meeting and the Compensation Committee held no meetings.

                              DIRECTORS' ATTENDANCE

During the year ended December 31, 2000, the Board met seven times. Each director attended 85% or more of the total number of Board meetings and meetings of Board committees on which that director served during that year.

                             COMMON STOCK OWNERSHIP

The following table sets forth certain information at August 10, 2001, regarding the beneficial ownership by (i) persons known to Atlas to own more than 5 percent of Atlas Common Stock, (ii) each director of Atlas, (iii) Atlas' sole executive officer, and (iv) all directors and the sole executive officer as a group. No officer or director owned any stock in any subsidiary of Atlas as of August 10, 2001.

                          Common Stock Ownership Table

                                               Number of Shares
                                                And Nature of         Percent
              Name                           Beneficial Ownership     of Class
              ----                           --------------------     --------

Lindner Asset Management Inc. (1)                 959,981   (2)         15.83%
   520 Lake Cook Road, Suite 380
   Dearfield, IL 60015

Pacholder Associates,  Inc. (1)                   822,841   (3)         13.57%
   8044 Montgomery Road, Suite 480
   Cincinnati, OH 45236

H. R. Shipes (1)                                  789,927               13.03%
   11251 E. Camino del Sahuaro
   Tucson, AZ  85711

Gerald E. Davis (1)                                32,941                  *
   34 Lark Bunting Lane
   Littleton, CO 80127

Guillermo A. Blacker, Director                          -                  *

Richard E. Blubaugh, Director                     193,462   (4)          3.19%

David J. Carroll, Director                         24,499   (5)            *

Douglas R. Cook, Director                          25,595   (6)            *

C. Thomas Ogryzlo, Director                         3,291                  *

Dr. Henry J. Sandri, Director                           -                  *

James R. Jensen, Chief Financial Officer          195,493                3.22%

All executive officers and directors as a group   442,319   (7)          7.25%
(7 persons)
- ----------

*    Represents less than 1% ownership interest.

(1) Members of Dissident Group, all members of which have agreed to vote together in the election of Directors.

(2) Atlas has been advised by the Dissident Group that such shares are beneficially owned by Lindner Asset Management, Inc. although "owned by Lindner Asset Allocation Fund."

(3) Atlas has been advised by the Dissident Group that such shares are beneficially owned by Pacholder Associates, Inc. "as agent for Pension Benefit Guaranty Corporation."

(4) Includes 184,991 shares directly owned and 8,471 shares held beneficially under retirement accounts.

(5) Includes 19,166 shares directly owned by Mr. Carroll, 4,000 shares held beneficially in Mr. Carroll's retirement account, and 1,333 held as custodian for Mr. Carroll's minor child.

(6) Includes 66 shares of common stock directly owned and 25,529 shares issued in accordance with the Reorganization Plan of Atlas.

(7) Includes (i) 424,264 shares directly owned, (ii) 16,722 shares held beneficially under retirement accounts and (iii) 1,333 shares held as a custodian for a minor child.

Atlas knows of no arrangement which has or may result in a change of control of Atlas except the arrangement under which the members of the Dissident Group have selected their slate of nominees for election as directors and have agreed to vote for the election of such nominees. The members of the Dissident Group might be deemed to have acquired control of Atlas by virtue of their agreement on June 18, 2001 to combine their voting power in the election of Directors.

Dissident Group members Lindner Asset Management, Inc., Pacholder Associates, Inc., H.R. Shipes and Gerald E. Davis acquired their shares, together with claims in differing proportions for cash payments from the sale of Atlas' interests in various properties, through converting claims against Atlas of $3,500,000, $3,000,000, $2,880,000 and $120,246, respectively, pursuant to
Atlas' plan of reorganization in its proceedings under Chapter 11 of the Bankruptcy Code in December 1999. The Dissident Group has stated that no loans were involved in the acquisition of any shareholdings by Dissident Group members.

                             EXECUTIVE COMPENSATION

The following table sets forth all compensation paid Atlas, for the years ended December 31, 2000, 1999 and 1998 to its chief executive officer. No executive officer received cash compensation in excess of $100,000 during 2000.


                              Summary Compensation Table

                                                     Annual Compensation
                                                   -----------------------
                                                                 Other
                                                                 Annual       All Other
                                  Year or Period                 Compen-       Compen-
  Name and Principal Position          Ended          Salary     sation        sation
- ------------------------------------------------------------------------------------------
Gregg B. Shafter, President (1)    Dec. 31, 2000     $ 19,307   $     -       $      -
                                   Dec. 31, 1999      115,337         -          3,498 (3)
                                   Dec. 31, 1998      108,505     1,546 (2)      6,510 (3)

- ----------

     (1)  Mr. Shafter resigned as President and a Director on February 10, 2000.
     (2) Includes certain perquisites, such as car allowances and life insurance premiums paid by Atlas.
     (3) Includes contributions by Atlas to the Investment Savings Plan for Employees of Atlas.

Directors are paid $1,000 for each meeting attended in person and $500 for each participated in by telephone. Directors are paid $500 for each committee meeting attended.

Investment and Savings Plan. The Atlas Investment and Savings Plan (the "Plan") benefits employees of Atlas and its subsidiaries who have completed six months of service. Each participant under the Plan must be at least 21 years of age. Under the Plan, an employee may elect to contribute, pursuant to a salary reduction election, not less than 1% and not more than 10% of the employee's annual compensation. Atlas makes a matching contribution of 100% of the amount contributed by the employee, but not more than 6% of the employee's annual compensation. In addition, Atlas may make special contributions to the Plan, but these special contributions may not exceed the maximum amount deductible under
Section 404(a)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). Employee contributions may be invested in a number of investment options, but not common stock of Atlas. All matching and special contributions to the Plan are invested in shares of common stock of Atlas. Presently, all contributions to the Plan have ceased and Atlas is in the process of terminating the Plan.

                             COMPENSATION COMMITTEE

The Atlas Compensation Committee (the "Committee") consists of three outside non-employee Directors, namely C. Thomas Ogryzlo, Richard E. Blubaugh and Guillermo A. Blacker. The Committee establishes and reviews Atlas's executive compensation policies and the compensation paid to the individuals.

It is the policy of the Committee to monitor the goals of Atlas's executive officers as they continue to strive to improve corporate performance and increase shareholder value. It is the Committee's goal that executive compensation be linked to competitive conditions and to expected contributions to improvements in Atlas' performance and share price. The Committee believes that this policy will contribute to the maximization of the possibilities for enhanced shareholder value by assisting Atlas in attracting, retaining and motivating executive officers and employees who will contribute to the growth and success of Atlas.

The principal components of the compensation program are basic salary and, in appropriate cases, cash bonus based on achievement of specified performance goals. The Committee reviews each executive officer's salary periodically. In considering salary, the Committee has considered the executive officer's level of responsibility and accountability, prior experience and comparisons with comparable businesses.

                                    AUDITORS

Horwath Gelfond Huchstadt Pangburn & Co. P.C. has acted as Atlas' auditors for the year ended December 31, 2000, and representatives of that firm are expected to be present at the Meeting and will be afforded an opportunity to make a statement if they wish to do so, and to respond to appropriate questions. During the year ended December 31, 2000 Horwath Gelfond Hochstadt Pangburn & Co. P.C. rendered no services other than financial statement audit and review services. It is expected that such firm will be engaged to render the same services to Atlas with respect to the current year. Fees billed by Horwath Gelfond Huchstadt Pangburn & Co. P.C. for audit and review services rendered with respect to the year ended December 31, 2000 were $38,503, together with reimbursable expenses of $5,966.

                             AUDIT COMMITTEE REPORT

The role of the Audit Committee of the Board of Directors, which is composed of David J. Carroll and Dr. Henry J. Sandri, is to assist the Board in its oversight of Atlas' financial reporting process. The Board has determined that all members of the Audit Committee are "independent," as required by the listing standards of the Nasdaq Stock Market. The Audit Committee does not have a written charter. Management of Atlas is responsible for the preparation, presentation and integrity of Atlas' financial statements, Atlas' accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing Atlas' financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors their independence from Atlas and its management, and has considered whether the provision of non-audit services to Atlas by the independent auditors is compatible with maintaining the auditors' independence, and concluded that it is compatible.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, are not employed by Atlas for accounting, financial management or internal control purposes, and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, or internal controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of Atlas' financial statements has been carried out in accordance with generally accepted accounting principles or that Atlas' auditors are in fact "independent".

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Atlas' annual report on Form 10-KSB for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

                                       Submitted by David J. Carroll and
                                       Dr. Hendry J. Sandri, constituting
                                         the Audit Committee

            COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT

Under Section 16 of the Securities Exchange Act 1934, Atlas' directors and executive officers and persons holding more than 10% of Atlas' Common Stock are required to report their initial ownership of Common Stock and subsequent changes to that ownership to the Securities and Exchange Commission by specified due dates. To Atlas' knowledge all of these filing requirements were satisfied.

                             SHAREHOLDERS PROPOSALS

Proposals of Shareholders intended to be presented at Atlas's annual meeting of shareholders to be held in 2002 must be received by the Secretary of Atlas by December 31, 2001 for inclusion in Atlas's proxy statement and form of proxy relating to that meeting.

                                            By Order of the Board of Directors



                                            James R. Jensen, Corporate Secretary

Denver, Colorado
August 16, 2001